Exhibit 10.5

PROMISSORY NOTE

Spheric Technologies, Inc. agrees to pay to Joseph Hines the amount of $55.000.00 upon demand after March 31, 2008 for value received with no interest noted. This amount has been created by funding loans to Spheric Technologies as a Founder in the 2nd and 3rd quarters of calendar year 2007 — please see the attached schedule. This liability is to be paid in US dollars or equivalent and should be considered a general obligation of the Company.

By:	/s/ Michael Kirksey
Michael Kirksey
Its:	Vice President

Date: December 31, 2007